Exhibit 99.1

Computer Programs and Systems, Inc. Announces Second Quarter 2011 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--July 28, 2011--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Highlights:

  Revenues of $48.8 million;
  12-month backlog of $129.0 million;
  Earnings per diluted share of $0.72;
  Cash provided by operations of $2.8 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the second quarter and six months ended June 30, 2011.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on August 26, 2011, to stockholders of record as of the close of business on August 11, 2011.

Total revenues for the second quarter ended June 30, 2011, increased 29.5% to $48.8 million, compared with total revenues of $37.7 million for the prior-year period. Net income for the quarter ended June 30, 2011, increased 85.6% to $7.9 million, or $0.72 per diluted share, compared with $4.3 million, or $0.39 per diluted share, for the quarter ended June 30, 2010. Cash provided by operations for the second quarter of 2011 was $2.8 million, compared with $2.8 million for the prior-year period.

Total revenues for the six months ended June 30, 2011, increased 28.8% to $89.2 million, compared with total revenues of $69.3 million for the prior-year period. Net income for the six months ended June 30, 2011, increased 85.0% to $13.3 million, or $1.21 per diluted share, compared with $7.2 million, or $0.66 per diluted share, for the six months ended June 30, 2010. Cash provided by operations for the first half of 2011 was $17.1 million, compared with $8.6 million for the prior-year period.

For the third quarter of 2011, the Company anticipates total revenues of $44.0 million to $47.0 million and net income of approximately $6.3 million to $6.7 million, or $0.57 to $0.61 per diluted share. CPSI’s 12-month backlog as of June 30, 2011, was $129.0 million, consisting of $31.0 million in non-recurring system purchases and $98.0 million in recurring payments for support, Business Management Services, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s second quarter 2011 conference call will be available on-line at www.cpsinet.com and www.earnings.com on July 29, 2011, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 45 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 1,000 technical, healthcare, medical and business professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including the effects of the healthcare reform legislation enacted in 2010 and changes in healthcare policy affecting Medicare and Medicaid reimbursement rates; changes in accounting principles generally accepted in the United States; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Sales revenues:
System sales	$23,593	$14,867	$39,200	$24,567
Support and maintenance	16,206	14,468	32,368	28,674
Business management services	9,040	8,378	17,651	16,013
Total sales revenues	48,839	37,713	89,219	69,254

Cost of sales:
System sales	13,529	11,719	25,650	21,186
Support and maintenance	6,495	5,929	12,939	11,459
Business management services	4,658	4,380	9,337	8,815
Total cost of sales	24,682	22,028	47,926	41,460
Gross profit	24,157	15,685	41,293	27,794

Operating expenses:
Sales and marketing	3,866	2,804	6,791	5,003
General and administrative	7,652	6,067	13,372	11,578
Total operating expenses	11,518	8,871	20,163	16,581

Operating income	12,639	6,814	21,130	11,213
Interest income, net	158	119	311	291
Income before taxes	12,797	6,933	21,441	11,504
Provision for income taxes	4,881	2,669	8,152	4,320
Net income	$7,916	$4,264	$13,289	$7,184

Basic earnings per share	$0.72	$0.39	$1.21	$0.66
Diluted earnings per share	$0.72	$0.39	$1.21	$0.66

Weighted average shares outstanding:
Basic	11,044	10,963	11,004	10,963
Diluted	11,044	10,963	11,004	10,963

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Balance Sheets (in thousands, except per share data)

	June 30, 2011	Dec. 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,473	$2,940
Investments	16,484	13,402
Accounts receivable, net of allowance for doubtful accounts of $2,263 and $969, respectively	26,215	25,473
Financing receivables, current portion	3,298	3,114
Inventory	1,844	1,783
Deferred tax assets	2,695	2,244
Prepaid income taxes	–	102
Prepaid expenses	419	562
Total current assets	59,428	49,620

Financing receivables, long-term	4,670	4,432
Property and equipment	20,433	19,576
Accumulated depreciation	(12,125)	(10,893)
Total assets	$72,406	$62,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,332	$2,617
Deferred revenue	5,585	4,469
Accrued vacation	3,204	2,952
Income taxes payable	128	–
Other accrued liabilities	6,335	4,447
Total current liabilities	18,584	14,485

Deferred tax liabilities	1,598	1,786

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 11,063 and 10,963 shares issued and outstanding	11	11
Additional paid-in capital	30,944	30,549
Accumulated other comprehensive income	64	59
Retained earnings	21,205	15,845
Total stockholders’ equity	52,224	46,464
Total liabilities and stockholders’ equity	$72,406	$62,735

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Net cash provided by operating activities	$2,850	$17,140
Purchases of property and equipment	(372)	(670)
Free cash flow	$2,478	$16,470

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Boyd Douglas, 251-639-8100
President and Chief Executive Officer